                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) June 6, 1997

                        Bristol Technology Systems, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-21633             58-2235556
 (State or other juridiction           (Commission        (I.R.S. Employer
      of incorporation)               File Number)      Identification No.)

5000 Birch Street, Suite 205, Newport Beach, California              92660
      (Address of prinicipal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:       (714) 475-0800


          18201 Von Karman Avenue, Suite 305, Irvine, California 92612 (Former name or former address, if changed since last report)

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

        On June 6, 1997, the Agreement and Plan of Merger, as amended, (the "EBM Agreement") by and among Bristol Technology Systems, Inc. ("the Company"), Cash Registers, Inc., a wholly-owned subsidiary of the Company ("CRI"), Electronic Business Machines, Inc. ("EBM") and Floyd Shirrell, the sole stockholder of EBM was consummated. Under the terms of the EBM Agreement, EBM was merged into CRI in a forward triangular merger in a tax-free reorganization to be accounted for as a purchase.

        In consideration for the EBM Merger, Mr. Shirrell will receive up to $421,052.50 in cash and 147,033 shares of non-registered, restricted Common Stock of the Company which were valued at $578,947.50 based upon the average of the May 23, 1997 and May 27, 1997 closing price of the Company's Common Stock. Of the amount of cash and stock of the Company to be distributed to Mr. Shirrell, a total of $63,000 in cash and 22,095 shares of Common Stock of the Company will be retained in escrow, and the aggregate purchase price for the acquisition is subject to adjustment in the event EBM's net worth is less than $124,000 and pre-tax earnings are less than $180,000 based on an audit to be completed of EBM's financial statements for the year ending December 31, 1996. The purchase price to be paid to Mr. Shirrell as a result of the merger was negotiated on an "arms-length" basis and neither Mr. Shirrell or any of the principals of the Company had a pre-existing relationship with one another prior to the consummation of the transaction. Cash utilized for the acquisition was provided by CRI from proceeds from its line of credit.

        In connection with the EBM Merger, Mr. Shirrell will be retained as an independent contractor of CRI and the Company pursuant to a written agreement to
(i) procure acquisition candidates for the Company; and (ii) advise CRI with respect to market, sales and service opportunities for POS systems.

        EBM, which has been in business since 1973, sells, installs and services POS systems within central Indiana and central Kentucky from its offices in Indianapolis, Indiana and Louisville, Kentucky. The primary focus of EBM's business is to serve the POS systems needs of the table service restaurant market with products manufactured by Micros. EBM also specializes in the sale of generic PC systems in those situations when networking is a requirement of the customer. For the twelve months ended December 31, 1996, EBM had preliminary unaudited net revenues and pre-tax earnings of $2,500,000 and $188,000, respectively. Total assets at December 31, 1996 were approximately $1,000,000.

 ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of businesses acquired (TO BE PROVIDED BY AMENDMENT)

         (b)      Pro Forma Financial Information (T0 BE PROVIDED BY AMENDMENT)

         (c)      Exhibits:

                  (1) Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Cash Registers, Inc., Floyd Shirrell and Electronic Business Machines, Inc. (Exhibit 10.34)

                  (2) First Amendment to Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Cash Registers, Inc., Floyd Shirrell and Electronic Business Machines, Inc. (Exhibit 10.35)

                  (3) Independent Contractor Agreement by and between Bristol Technology Systems, Inc., Cash Registers, Inc. and Floyd Shirrell (Exhibit 10.36)

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           BRISTOL TECHNOLOGY SYSTEMS, INC.



                           By: /S/ KELLY KAUFMAN
                                  ---------------------------------------
                                  Kelly Kaufman, Vice President of Finance


June 20, 1997

                                INDEX TO EXHIBITS


Index
Number           Description

10.34 Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Cash Registers, Inc., Floyd Shirrell and Electronic Business Machines, Inc.

10.35 First Amendment to Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Cash Registers, Inc., Floyd Shirrell and Electronic Business Machines, Inc.

10.36 Independent Contractor Agreement by and between Bristol Technology Systems, Inc., Cash Registers, Inc. and Floyd Shirrell